EXHIBIT 16.1

                          1201 Louisiana, Suite 2900    Telephone 713 654-4100
                          Houston, TX 77002-5678        Facsimile 713 750-4717


PRICE WATERHOUSE LLP                             [LOGO]

January 2, 1996

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

                                  TEXOIL, INC.

We have read Item 4 of Texoil, Inc.'s Form 8-K dated December 29, 1995 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

PRICE WATERHOUSE LLP